CONSENT OF INDEPENDENT AUDITORS


          We consent to the incorporation by reference in this Registration Statement on Form S-8 of American Electromedics Corp. (the "Company") of our report dated September 28, 1994, on the consolidated financial statements of the Company included in its Annual Report (Form 10-KSB) for the year ended July 30, 1994, filed with the Securities and Exchange Commission.


          /s/ Berry, Dunn, McNeil & Parker
          Berry, Dunn, McNeil & Parker


          Manchester, New Hampshire
          December 24, 1996